Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of South Hertfordshire United Kingdom Fund, Ltd. (the “Partnership”) for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barclay Knapp, as Director of Fawnspring Limited, the general partner of the Partnership, and John F. Gregg, as Director of Fawnspring Limited, the general partner of the Partnership, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Barclay Knapp

Name:	Barclay Knapp

Title:	Director of Fawnspring Limited, the General Partner of South Hertfordshire United Kingdom Fund, Ltd.*

Date:	August 19, 2002

/s/ John F. Gregg

Name:	John F. Gregg

Title:	Director of Fawnspring Limited, the General Partner of South Hertfordshire United Kingdom Fund, Ltd.*

Date:	August 19, 2002

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of §18 of the Securities Exchange Act of 1934, as amended.

*	The Partnership has no Chief Executive Officer or Chief Financial Officer. Barclay Knapp and John F. Gregg are Directors of Fawnspring Limited, the general partner of the Partnership, and are Chief Executive Officer and Chief Financial Officer, respectively, of NTL Incorporated, the indirect parent of Fawnspring Limited.

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